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                                                                    Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-52651, 333-4502, 33-98386 and 333-81357) pertaining to the
Amended and Restated 1993 Stock Option Plan of PixTech, Inc. and on Form S-3 (Nos. 333-52789 and 333-70927) of our current report dated March 6, 2000, with respect to the consolidated financial statements of PixTech, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                     Ernst & Young AUDIT


                                     Ernst & Young AUDIT
                             Represented by: Christine Blanc patin
                                  /s/ Christine Blanc Patin



Marseilles, France
March 17, 2000